Exhibit 10.4

Execution Copy

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (the “Agreement”) dated as of June 12, 2008 (the “Effective Date”) by and among The Management Network Group, Inc., a Delaware corporation (the “Company”) and Riley Investment Partners Master Fund, L.P., a Cayman Islands, limited partnership (“Riley Investment Partners”), Riley Investment Management, LLC, a New York limited liability company (“RIM”) and Bryant R. Riley (“Riley,” and with Riley Investment Partners and RIM, collectively the “Stockholders”).

W I T N E S S E T H:

A.        The Company has outstanding approximately 36,069,7531 shares of Common Stock (as defined below).

B.        The Stockholders are currently the Beneficial Owners in the aggregate of 4,641,464 shares of the Common Stock, par value $.001 per share of the Company.

C.        The Company is willing to purchase 1,000,000 of such shares on the condition that the Stockholders execute and deliver this Agreement to the Company.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto (“Party”), intending to be legally bound, hereby agrees as follows:

DEFINITIONS AND CONSTRUCTION

Section 1.1      Certain Definitions. As used in this Agreement, the following terms will have the meanings specified below:

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

“Associate” has the meaning ascribed to such term in clause (2) and (3) of Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Beneficial Owner” A Person will be deemed the “Beneficial Owner” of, and will be deemed to “Beneficially Own,” any securities:

_________________________

1 Based on number in Form 10-Q for the Quarter Ended March 29, 2008.

(a)       which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 and Rule 13d-5(b) of the General Rules and Regulations of the Exchange Act as in effect on the date hereof);

(b)       which such Person or any of such Person’s Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than rights issued pursuant to the Rights Plan), warrants or options, or otherwise; or (ii) the right to Vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person will not be deemed the “Beneficial Owner” of any security under this clause (ii) if the agreement, arrangement or understanding to Vote such securities (A) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Business Day” means a day other than a Saturday, a Sunday, a day on which banking institutions in the States of New York are authorized or obligated by law or required by executive order to be closed, or a day on which the NASDAQ is closed.

“Common Stock” means the common stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Governmental Authority” means any federal, state, local or political subdivision, governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolution panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

“Person” means an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, any entity organized under Applicable Law, an unincorporated organization or any Governmental Authority.

“Rights Plan” means the Rights Agreement, dated as of March 27, 2008. by and between the Company and Computershare Trust Company N.A., as rights agent.

“SEC” means the Securities and Exchange Commission.

“Termination Date” shall have meaning ascribed to it in Section 4.1.

“Vote” means, as to any entity, the ability to cast a vote at a stockholders’ or comparable meeting of such entity with respect to the election of directors or other members of such entity’s governing body.

“Voting Power” means the aggregate number of Votes of the Company outstanding as at such date.

“Voting Securities” means the Common Stock and any other securities of the Company having the right to Vote.

Section 1.2      Interpretation and Construction of this Agreement. The definitions in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” All references herein to articles, Sections and Schedules will be deemed to be references to articles and Sections of, and Schedules to, this Agreement unless the context will otherwise require. The headings of the articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context will otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1      Representation and Warranties by Stockholders. The Stockholders hereby jointly and severally represent and warrant to the Company as follows:

(a)    Each Stockholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action.

(b)    This Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally or by general principles of equity.

(c)    No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Stockholders to perform their obligations under this Agreement, except for such as have been obtained.

(d)    The shares of Common Stock referenced in Recital B represent all of the shares of Voting Securities of the Company, if any, which are Beneficially Owned by the Stockholders on the date hereof. None of the Stockholders has the right to Vote shares of Voting Securities of the Company other than those set forth in Recital B, and none of the Stockholders has granted any other Person the right to Vote such shares, except where any of the Stockholders shares Voting Power pursuant to arrangements that exist on the date of this Agreement and that have been publicly reflected in a filing made pursuant to Section 13 of the Exchange Act.

Section 2.2      Representations and Warranties by the Company. The Company represents and warrants to the Stockholders as follows:

(a)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

(b)    This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity.

(c)    No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

ARTICLE III

COVENANTS AND OTHER LIMITATIONS

Section 3.1      Covenants. Prior to the Termination Date and subject to the further provisions hereof:

(a)    No Stockholder nor any Affiliate or Associate of any Stockholder, will, directly or indirectly, acquire any Voting Securities (except: (i) by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally, (ii) from an Affiliate or Associate of any Stockholder of shares referenced in Section 2.1(d), or (iii) with respect to B. Riley & Co., LLC, in connection with ordinary course market making or in connection with the ordinary course execution of customer transactions, which in neither case are effected with the purpose or effect of changing or influencing control of the management, Board of Directors or policies of the Company); provided, however, that nothing in this Agreement shall be deemed to amend the provisions of the Rights Plan.

(b)    If any Stockholder is a record holder of Voting Securities or has Voting Power with respect to such Voting Securities, such Stockholder, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Voting Securities beneficially owned by such Stockholder and its Affiliates and Associates may be counted for the purpose of determining the presence of a quorum at such meetings.

No Stockholder shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities, except where the Stockholder shares Voting Power pursuant to arrangements that exist on the date of this Agreement and that have been publicly reflected in a filing made pursuant to Section 13 of the Exchange Act and, for the avoidance of doubt, excluding the grant of any revocable proxies or consents.

(c)    In addition to the foregoing, Stockholder agrees that, without the prior consent of the Board of Directors of the Company, it will not, and it will cause each of its Affiliates and Associates not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below:

(i)              own (except for securities of the Company acquired prior to the date of this letter agreement and previously disclosed to the Company or permitted pursuant to Section 3.1) or acquire, by purchase or otherwise (including, without limitation, any option or similar arrangement), any securities or assets of the Company or any of its subsidiaries;

(ii)             make, effect or commence any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries;

(iii)            consummate any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries;

(iv)            make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to Vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries;

(v)             except any group with its Affiliates and Associates existing on the date of this Agreement and publicly disclosed in a filing made pursuant to Section 13 of the Exchange Act or any future controlled Affiliates, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder) with respect to any Voting Securities of the Company or any of its subsidiaries;

(vi)            otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; other than statements that may be made in research reports of B. Riley & Co., LLC and related client communications which do not advocate changes in management or the Board of Directors, so long as Bryant Riley has not prepared, reviewed or otherwise participated in the preparation of such research report;

(vii)           disclose any intention, plan or arrangement inconsistent with the foregoing or take any action which might require the Company to make a public announcement regarding the possibility of an acquisition of securities, a business combination or a merger; or

(viii)    request that the Company to waive or amend any provision of this Agreement.

The foregoing shall not limit the ability of the Stockholders to Vote or grant proxies with respect to their Voting Securities pursuant to revocable proxies or consents in a non-public manner.

ARTICLE IV

TERM AND TERMINATION

Section 4.1      Termination. The respective covenants and agreements of the Stockholders and the Company contained in this Agreement will continue in full force and effect until June 12, 2010 (the “Termination Date”). Any termination of this Agreement as provided herein will be without prejudice to the rights of any Party arising out of the breach by any other Party of any provision of this Agreement prior to the date of such termination.

ARTICLE V

MISCELLANEOUS

Section 5.1      Remedies. Each Stockholder acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Company may be entitled at law or equity. In the event an action seeking injunctive relief hereunder, the Company shall not be required to post a bond.

Section 5.2      Notices. All notices, requests and other communications to any Party hereunder will be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and will be given to such Party at its address or facsimile number set forth in this Section 5.2 or at such other address or facsimile number as such Party may hereafter specify in writing. Each such notice, request or other communication will be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section 5.2 and confirmation of receipt is received by the sender, (b) if given by mail, upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with an internationally reputable overnight courier properly addressed and with all charges prepaid or (d) when received, if by any other means.

The Company:	The Management Network Group, Inc. 7300 College Boulevard, Suite 302 Overland Park, Kansas 66210 Attn: Legal Department Fax: (913) 451-3066

with a copy to:	Stinson Morrison Hecker, LLP 1201 Walnut, Suite 2800 Kansas City, Missouri 64106 Attn: John A. Granda, Esq. Fax: (816) 691-3495

Stockholders:	Riley Investment Partners Master Fund, L.P. c/o Riley Investment Management LLC 11100 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025 Attn: Bryant Riley Fax: (310) 966-1096

The Parties will promptly notify each other in the manner provided in this Section 5.2 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee. Communications by facsimile also will be sent concurrently by mail, but will in any event be effective as stated above.

Section 5.3      Expenses. The Company and each Stockholder will each pay its own expenses with respect to this Agreement.

Section 5.4      Assignment. No Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each of the other Parties.

Section 5.5      Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 5.6      Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof will be effective, unless set forth in a writing signed by, and delivered to, all the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.7      Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

Section 5.8      Governing Law; Exclusive Jurisdiction; Service of Process. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to conflicts of laws principles.

Section 5.9      Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect.

If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

Section 5.10    Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

IN WITNESS WHEREOF, the Company and Stockholders have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald Klumb
Donald Klumb

RILEY INVESTMENT PARTNERS MASTER FUND, L.P.
By: Riley Investment Management LLC, its General Partner

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

RILEY INVESTMENT MANAGEMENT LLC

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

By:	/s/ Bryant R. Riley
Bryant R. Riley